Exhibit 99.1

Assisted Living Concepts, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2012

(In thousands, except share and per share data)

	Historical Assisted Living Concepts, Inc.	Pro Forma Adjustments	Notes		Pro Forma Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$2,679	$—			$2,679
Cash and escrow deposits – restricted	2,882	(467)	(a	)	2,415
Investments	2,015	—			2,015
Accounts receivable, less allowances of $3,525 and $2,903, respectively	4,323	—			4,323
Prepaid expenses, supplies and other receivables	4,753	(46)	(b	)	4,707
Income tax receivable	—	—			—
Deferred income taxes	4,031	16,577	(c	)	20,608

Total current assets	20,683	16,064			36,747
Property and equipment, net	429,947	65,000	(d)		494,947
Intangible assets, net	8,842	(8,791)	(c)		51
Restricted cash	1,994	—			1,994
Other assets	1,925	—			1,925

Total Assets	$463,391	$72,273			$535,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,492	—			$6,492
Accrued liabilities	16,497	—			16,497
Deferred revenue	7,692	—			7,692
Income tax payable	2,500	—			2,500
Current maturities of long-term debt	2,586	—			2,586
Current portion of self-insured liabilities	500	—			500

Total current liabilities	36,267	—			36,267
Accrual for self-insured liabilities	1,698	—			1,698
Long-term debt	80,933	100,499	(f)		181,432
Deferred income taxes	24,038	—			24,038
Other long-term liabilities	8,975	—			8,975
Commitments and contingencies	—	—			—

Total liabilities	151,911	100,499			252,410
Class A Common Stock, $0.01 par value, 160,000,000 shares authorized at March 31, 2012 and December 31, 2011; 24,990,482 and 24,980,958 shares issued and 20,058,610 and 20,049,086 shares outstanding, respectively	250	—			250
Class B Common Stock, $0.01 par value, 30,000,000 shares authorized at March 31, 2012 and December 31, 2011; 2,910,928 and 2,919,790 shares issued and outstanding, respectively	29	—			29
Additional paid-in capital	317,046	—			317,046
Accumulated other comprehensive income	212	—			212
Retained earnings	70,788	(28,226)	(g)		42,562
Treasury stock at cost, 4,931,872 and 4,931,872 shares, respectively	(76,845)	—			(76,845)

Total Equity	311,480	(28,226)			283,254

Total Liabilities and Equity	$463,391	$72,273			$535,664

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Assisted Living Concepts, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2011

(In thousands, except per share data)

	Historical Assisted Living Concepts, Inc.	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Revenues	$234,452	—		$234,452
Expenses:
Residence operations (exclusive of depreciation and amortization and residence lease expense shown below)	136,659	—		136,659
General and administrative	13,361	—		13,361
Residence lease expense	17,686	(6,470)	(h)	11,216
Depreciation and amortization	23,103	1,924	(h)	25,027
Loss on impairment – Intangibles	—	—		—
Loss on impairment – Fixed assets	—	—		—
Transaction costs	—	—		—

Total operating expenses	190,809	(4,546)		186,263

Income from operations	43,643	4,546		48,189
Other (expense) income
Investment loss	—	—		—
Other	956	—		956
Interest income	12	—		12
Interest expense:
Debt	(7,872)	(3,266)	(h)	(11,138)
Change in fair value of derivatives and amortization	—	—		—
Write off of deferred financing costs	(279)	—		(279)

Income from continuing operations before income taxes	36,460	1,280		37,740
Income tax expense	(12,100)	(474)	(h)	(12,574)

Net income	$24,360	$806		$25,166

Weighted average common shares:
Basic	22,955	—		22,955
Diluted	23,256	—		23,256
Per share data:
Basic earnings per common share	$1.06	$0.04		$1.10
Diluted earnings per common share	$1.05	$0.03		$1.08
Dividends declared and paid per share	$0.30	$—		$0.30

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Assisted Living Concepts, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Three Months Ended March 31, 2012

(In thousands, except per share data)

	Historical Assisted Living Concepts, Inc.	Pro Forma Adjustments	Notes		Pro Forma Consolidated
Revenues	$58,978	$—			$58,978
Expenses:
Residence operations (exclusive of depreciation and amortization and residence lease expense shown below)	34,269	—			34,269
General and administrative	3,850	—			3,850
Residence lease expense	4,543	(1,655)	(h	)	2,888
Depreciation and amortization	5,769	481	(h	)	6,250
Loss on impairment – Intangibles	—	—			—
Loss on impairment – Fixed assets	—	—			—
Transaction costs	—	—			—

Total operating expenses	48,431	(1,174)			47,257

Income from operations	10,547	1,174			11,721
Other (expense) income
Investment loss	—	—			—
Other	—	—			—
Interest income	2	—			2
Interest expense:	—	—			—
Debt	(1,589)	(817)	(h	)	(2,406)
Change in fair value of derivatives and amortization	—	—			—
Write off of deferred financing costs	—	—			—

Income from continuing operations before income taxes	8,960	357			9,317
Income tax expense	(3,311)	(132)	(h	)	(3,443)

Net income	$5,649	$225			$5,874

Weighted average common shares:
Basic	22,969	—			22,969
Diluted	23,258	—			23,280
Per share data:
Basic earnings per common share	$0.25	$0.01			$0.26
Diluted earnings per common share	$0.24	$0.01			$0.25
Dividends declared and paid per share	$0.10	$—			$0.10

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Assisted Living Concepts, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Historical Assisted Living Concepts, Inc.

These amounts represent our condensed consolidated historical statement of financial condition and statement of income information. Amounts for the quarter ended March 31, 2012 were derived from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amounts for the year ended December 31, 2011, were derived from our 2011 Annual Report on Form 10-K.

Pro Forma Adjustments

Pro forma adjustments to the condensed consolidated balance sheet reflect our June 15, 2012, purchase of 12 residences consisting of 696 units for a purchase price of $97 million plus $3 million for a litigation settlement fee plus Ventas’s expenses in connection with the litigation as if the transaction had occurred on March 31, 2012. The transaction was assumed to be funded with borrowings under our $125 million revolving credit agreement at an interest rate of LIBOR plus 3.0%. LIBOR was assumed to be 0.24%.

Pro forma adjustments to the condensed consolidated statements of income for the year ended December 31, 2011 and the three months ended March 31, 2012 reflect adjustments as if the transaction had taken place on January 1, 2011. Adjustments to the condensed consolidated statements of income are limited to the impact of transitioning from leases to owned properties and do not reflect certain anticipated write-offs and transaction expenses (the “One-Time Charges”) that will not have an on-going impact on the condensed consolidated statements of income. The One Time Charges include an estimated $20.2 million fair market value lease termination fee, $5.5 million write-off of operating lease intangible, $1.9 million litigation settlement fee and $0.6 million of deal costs, net of tax. All intends to adjust its estimate of fair value allocations and amounts charged to income associated with the transaction based upon final valuation and such changes could be materially different than the amounts included above.

Pro Forma Adjustments

(a)	Represents credit given to ALC at closing for escrow deposits.

(b)	Represents credit given to ALC for prepaid rent.

(c)	Represents the after-tax impact of net expenses associated with the transaction. Amounts are based upon internal estimates as described in note (d) below and are subject to final third party appraisals. Additional adjustments, if any, will be recorded within the measurement period as valuations are finalized. For purposes of these pro formas, we estimate a charge to net income of $28.2 million consisting of $20.2 million estimated fair value lease termination fee, $5.5 million write-off of the operating lease intangible, $1.9 million from the settlement of litigation, and $0.6 million of deal costs, net of tax. We expect to incur this charge in the quarter ended June 30, 2012.

(d)	Represents our internal estimate of the fair market value of the purchased properties. We have engaged an independent third party to provide appraisals. The third party appraisals could vary significantly from our internal estimates. For each $1,000 increase/decrease in appraised value, property and equipment, net would increase/decrease by $1,000, retained earnings would increase/decrease by $630 and our deferred taxes would decrease/increase by $370.

(e)	Represents the write-off of the operating lease intangible as the associated lease was terminated.

(f)	Represents the addition of long-term debt in conjunction with the purchase.

(g)	Represents the after-tax impact of net expenses from the transaction.

(h)	Represents the impact on the condensed consolidated income statement from transitioning from leased to owned properties.